As filed with the Securities and Exchange Commission on March 16, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARVINAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-2566120
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of Principal Executive Offices)	(Zip Code)

2018 Stock Incentive Plan

2018 Employee Stock Purchase Plan

(Full Title of the Plan)

John Houston, Ph.D.

President and Chief Executive Officer

Arvinas, Inc.

5 Science Park

395 Winchester Ave.

New Haven, Connecticut 06511

(Name and Address of Agent for Service)

(203) 535-1456

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,951,856 shares(2)	$39.29(3)	$76,688,423(3)	$9,954.16

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of (i) 1,561,485 additional shares issuable under the 2018 Stock Incentive Plan and (ii) 390,371 additional shares issuable under the 2018 Employee Stock Purchase Plan.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 12, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2018 Stock Incentive Plan and the 2018 Employee Stock Purchase Plan of Arvinas, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No.  333-227555, filed with the Securities and Exchange Commission (the “SEC”) on September 27, 2018 by the Registrant, relating to the Registrant’s Incentive Share Plan, as amended, 2018 Stock Incentive Plan and 2018 Employee Stock Purchase Plan, and (ii) the Registration Statement on Form S-8, File No. 333-231388, filed with the SEC on May 10, 2019 by the Registrant, relating to the Registrant’s 2018 Stock Incentive Plan and 2018 Employee Stock Purchase Plan, in each case, except for Item 8, Exhibits.

Item 8.	Exhibits

Exhibit No.	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(2)	Amended and Restated Bylaws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche, LLP, independent registered public accounting firm for the Registrant

24.1	Power of Attorney (included on the signature pages of this registration statement)

99.1(3)	2018 Stock Incentive Plan

99.2(4)	2018 Employee Stock Purchase Plan

(1)	Previously filed with the Securities and Exchange Commission on October 1, 2018 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.
(2)	Previously filed with the Securities and Exchange Commission on October 1, 2018 as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.
(3)

Previously filed with the Securities and Exchange Commission on September 14, 2018 as Exhibit 10.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-227112), and incorporated herein by reference.

(4)

Previously filed with the Securities and Exchange Commission on September 14, 2018 as Exhibit 10.6 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-227112), and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on this 16th day of March, 2020.

ARVINAS, INC.

By:	/s/ John Houston, Ph.D.
John Houston, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Arvinas, Inc., hereby severally constitute and appoint John Houston, Ph.D., Sean Cassidy and Matthew Batters, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Arvinas, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Houston, Ph.D. John Houston, Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	March 16, 2020

/s/ Sean Cassidy Sean Cassidy	Chief Financial Officer and Treasurer (principal financial and accounting officer)	March 16, 2020

/s/ Timothy Shannon, M.D. Timothy Shannon, M.D.	Chairman of the Board of Directors	March 16, 2020

/s/ Edward Kennedy, Jr. Edward Kennedy, Jr.	Director	March 16, 2020

/s/ Jakob Loven, Ph.D. Jakob Loven, Ph.D.	Director	March 16, 2020

/s/ Bradley Margus Bradley Margus	Director	March 16, 2020

/s/ Briggs Morrison, M.D. Briggs Morrison, M.D.	Director	March 16, 2020

/s/ Leslie Norwalk Leslie Norwalk	Director	March 16, 2020

/s/ Liam Ratcliffe, M.D., Ph.D. Liam Ratcliffe, M.D., Ph.D.	Director	March 16, 2020

/s/ Laurie Smaldone Alsup, M.D. Liam Ratcliffe, M.D.	Director	March 16, 2020